UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the shareholders of CNO Financial Group, Inc. (the “Company”) on May 8, 2013 (the “Annual Meeting”), the Company's shareholders elected nine directors to serve terms expiring at next year's annual meeting and approved three other proposals, including an amendment to the Company's Amended and Restated Certificate of Incorporation to extend the protective amendment to preserve the value of tax net operating losses and certain other tax losses. The Amended and Restated Certificate of Incorporation of the Company is filed herewith as Exhibit 3.1.  The results of the voting were as follows:

Proposal 1:	Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Edward J. Bonach	199,403,502	542,607	342,537	13,372,598
Ellyn L. Brown	198,868,105	1,084,024	336,517	13,372,598
Robert C. Greving	199,490,540	457,807	340,299	13,372,598
Mary R. (Nina) Henderson	199,061,952	888,226	338,468	13,372,598
R. Keith Long	199,375,184	568,944	344,518	13,372,598
Neal C. Schneider	198,731,696	1,215,265	341,685	13,372,598
Frederick J. Sievert	199,450,069	495,502	343,075	13,372,598
Michael T. Tokarz	159,386,334	40,564,010	338,302	13,372,598
John G. Turner	199,289,453	658,854	340,339	13,372,598

Proposal 2:	Approval of the extension of the protective amendment to preserve the value of tax net operating losses and certain other tax losses.

For	Against	Abstain	Broker Non-Votes
178,609,512	21,378,582	300,552	13,372,598

Proposal 3:	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain
212,669,042	666,340	325,862

Proposal 4:	Approval by non-binding advisory vote of executive compensation.

For	Against	Abstain	Broker Non-Votes
198,845,300	929,025	514,321	13,372,598

Item 7.01.	Regulation FD.

On May 8, 2013, the Company issued a press release to announce: (i) results of the voting at the Annual Meeting on the proposals described above; and (ii) that its board of directors has approved an increase in the quarterly dividend to three cents per common share. A copy of the Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d).	Financial Statements and Exhibits.

3.1	Amended and Restated Certificate of Incorporation of CNO Financial Group, Inc.
99.1	Press release of CNO Financial Group, Inc. dated May 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: May 8, 2013
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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